SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 29, 1999
(Date of Earliest Event Reported: March 19, 1999)

                                RIGL CORPORATION
_____________________________________________________________________________
             (Exact name of registrant as specified in its charter)

          Nevada                     0-24217               85-0206668
     _______________             ______________           _____________
(State or other jurisdiction  (Commission File No.)  (IRS Employer I.D. No.)
     of incorporation)

4840 East Jasmine Street, Suite 105, Mesa, Arizona             85020
_____________________________________________________________________________
     (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code:   (602) 654-9646

_____________________________________________________________________________
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

RIGL Corporation announced it has signed an agreement to acquire Telco Billing, Inc. (TBI) which operates Yellow-Page.Net (www.yellow-page.net) one of the largest Internet-based yellow page and business directory systems. The acquisition will combine Yellow-Page.Net with RIGL's advanced information management technologies to offer small businesses a simple cost-effective way to gain an Internet presence.

Under the terms of the agreement, RIGL will acquire all outstanding shares of TBI in exchange for seventeen million (17,000,000) shares of the common stock of RIGL Corporation. The acquisition, which is subject to certain conditions and approval by RIGL shareholders, is expected to be completed in the second quarter of 1999. RIGL expects to record expenses in the third fiscal quarter of 1999 relating to the acquisition.

Yellow-Page.Net contains listings for more than 18 million businesses in the United States and Canada and features a myriad of other online services, including business locators, detailed destination and mapping services, people finders (white pages), web site construction, sales leads and toll-free number directories. In addition, enhanced listings contain fax and 800 number listings as well as direct links to business e-mails and web sites and place subscribers in a premium listing position located above the standard alphabetical directory listing section. Utilizing the full spectrum of Yellow-Page.Net services, a small business with or without a computer can have the full benefit of an Internet presence.

TBI President Joe Carlson states "Yellow-Page.Net is one of the simplest and easiest ways for a company to gain Internet exposure. Our customers do not have to own a computer to realize the marketing potential that the Internet offers. We are excited to join the RIGL team and look forward to the benefits of the information management technologies that RIGL has developed. This powerful combination will allow us to accelerate our growth as well as provide new services to our customers."

TBI is currently generating approximately $1,000,000 in monthly revenue, and anticipates substantial growth resulting from this agreement. TBI is currently undergoing an independent audit of its financial statements in connection with this acquisition. Upon completion of the independent audit RIGL will release precise revenue and net income figures in conjunction with pro forma projections for future operations.

RIGL specializes in advanced hardware and software development of Asset Management and Information Retrieval Environments (AMIRE). The unique architecture is currently being developed for the medical and the multimedia/entertainment industries with numerous possibilities for future expansion into other industries.

Except for the historical information contained herein, the matters set forth in this document are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risk and uncertainties that may cause actual results to differ materially. These forward looking statements speak only as of the date hereof, and the company disclaims, any intent or obligation to update these forward looking statements.

ITEM 7. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

EXHIBIT INDEX

     A.   Stock Purchase Agreement

     B.   RIGL Warrants and Options


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

March 29, 1999

RIGL CORPORATION


By ________/s/_______________
   John A. Williams
   Chief Financial Officer

EXHIBIT A

STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on this 16TH day of March, 1999, by and among RIGL CORPORATION, a Nevada corporation ("RIGL"), TELCO BILLING, INC., a Nevada corporation ("TBI"), Morris & Miller, Ltd., (1,100 shares) and Mathew & Markson, Ltd., (900 shares)
 (collectively "Shareholders").


RECITALS

WHEREAS, RIGL, a publicly traded corporation, is domiciled in the State of Nevada, having its principal place of business in Arizona, and is currently listed on the OTC Electronic Bulletin Board (the "OTC");

WHEREAS, TBI, a private corporation, with a limited number of shareholders, is domiciled in the State of Nevada, having its principal place of business in Arizona.

WHEREAS, RIGL desires to acquire all of the outstanding shares of TBI and Shareholders are desirous to have their shares acquired.

NOW, THEREFORE, the parties having determined that it is in their respective best interests that RIGL purchase One Hundred Percent (100%) of the issued and outstanding capital stock of TBI from Shareholders, and in consideration of the mutual premises, covenants, and conditions herein contained the parties do hereby agree as follows:


ARTICLE I

PURCHASE TERMS

1.1 Stock Purchase. At the Closing (as defined in Section 1.6 below), Shareholders shall sell, and RIGL shall purchase, One Hundred Percent (100%) of the issued and outstanding capital stock of TBI (the "TBI Stock") for the consideration set forth in Section 1.2 below.

1.2 Purchase Price. The purchase price for the TBI Stock shall be Seventeen Million (17,000,000) shares of the common stock of RIGL, par value $.001 per share (the "Purchase Price"), upon the Closing. Prior to Closing, RIGL shall have taken all requisite action to have the Purchase Price validly authorized by its shareholders, so that the Purchase Price, when issued and delivered, will be deemed fully paid, duly authorized, non-assessable, validly issued and outstanding shares of RIGL common stock free from all liens, claims or encumbrances. The Purchase Price, though validly authorized, will be considered investment shares and are subject to certain restrictions on sale and transfer as prescribed under the rules and regulations of the Securities and Exchange Commission ("SEC") pursuant to Rule 144. Certificates representing the Purchase Price will bear a restrictive legend as follows:

"The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933."

1.3 Outstanding Royalty Payment. RIGL acknowledges that certain Exclusive Licensing Agreement by and between TBI, as licensee, and Mathew & Markson, Ltd. ("Licensor") dated September 21st, 1998 (the "License") granting TBI the exclusive, perpetual and worldwide right to use certain intellectual property owned by Licensor necessary to conducting the business of TBI. RIGL further acknowledges that the License provides for the acceleration of outstanding royalty payments upon a "change of control" of TBI, as defined in the License (the "Royalty Balance"). Upon the Closing, RIGL agrees to pay to Licensor the Royalty Balance in cash or other immediately available funds.

1.3.1 In furtherance of RIGL's agreement to pay the Royalty Balance, within a reasonable time after the execution of this Agreement, RIGL shall open an escrow account (the "Escrow Account") with a mutually acceptable escrow agent. Within thirty (30) days of the execution of this Agreement, RIGL shall deposit in the Escrow Account the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) being one-half of the Royalty Balance in immediately available funds or such other proof acceptable to Shareholders and Licensor that said funds are available ("30 Day Satisfactory Proof of Funds"). In the event that RIGL fails to deposit said funds or 30 Day Satisfactory Proof of Funds in the Escrow Account within thirty (30) days from the date hereof, then this Agreement is subject to cancellation by TBI and/or Shareholders upon written notice to RIGL. If RIGL deposits said amount in immediately available funds or 30 Day Satisfactory Proof of Funds in the Escrow Account within the thirty (30) day period, then RIGL shall have an additional thirty (30) days to deposit the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) being the balance of the Royalty Balance in the Escrow Account as set forth above. Provided that RIGL shall have deposited in the Escrow Account the sum of Five Million Dollars ($5,000,000) the Royalty Balance in immediately available funds or such other proof of the availability of funds acceptable to Shareholders ("60 Day Satisfactory Proof of Funds"), then this Agreement may not be canceled by TBI or Shareholders, except for a material breach of the covenants, terms and conditions set forth herein.

1.4     Shareholders Option.   Subsequent to Closing, the Shareholders, at
their election, have the right to "put" shares back to RIGL under the terms as set forth in this paragraph:

1.4.1 Initial Put Option: In the event RIGL has not attained a Five Percent (5%) Market Share (as defined below) for the products and services of TBI as of December 1, 1999, Shareholders shall have the right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' prorata ownership of RIGL common stock, for cash any number of Shareholders' RIGL shares ("Initial $5,000,000 Put") not to exceed in the aggregate and collectively the sum of Five Million Dollars ($5,000,000) at a purchase price equal to eighty percent (80%) of the Last Trade prior to the time the $5,000,000 Put is exercised, provided that the purchase price shall at no time be less than One Dollar ($1.00) per share notwithstanding the Last Trade Price. This Initial $5,000,000 Put must be exercised, if at all, by Shareholders no later than the day upon which the Shareholders have the right to exercise the Subsequent Put Option (as defined in Section 1.4.2), upon written notice to RIGL or the Initial $5,000,000 Put shall automatically expire.

1.4.2 Subsequent Put Option. In the event RIGL has not attained a Ten Percent (10%) market share for the products and services of TBI as of June 1, 2000, Shareholders shall have the collective right, but not the obligation, to require RIGL to purchase from Shareholders, in proportion to each Shareholders' prorata ownership of RIGL common stock, for cash any number of Shareholders' RIGL shares ("Subsequent $5,000,000 Put"), not to exceed in the aggregate and collectively the sum of Five Million Dollars ($5,000,000), at a purchase price equal to eighty percent (80%) of the Last Trade prior to the time the $5,000,000 Put is exercised, provided that the purchase price shall at no time be less than One Dollar ($1.00) per share notwithstanding the Last Trade Price. This Subsequent $5,000,000 Put must be exercised, if at all, by Shareholders no later than six (6) months following the date upon which this Subsequent Put Option becomes effective, upon written notice to RIGL or the Subsequent $5,000,000 Put shall automatically expire.

1.4.3 Payments on Put In the event Shareholders elect to exercise either or both the Initial $5,000,000 Put and the Subsequent $5,000,000 Put (the "Put Options"), in whole or in part(s), RIGL shall pay the applicable amounts due Shareholders, respectively, pursuant to such exercise(s) no later than thirty
(30) days from the date Shareholders shall give Notice to RIGL pursuant to this Agreement.

1.4.4 Public Offering Proceeds In the event RIGL shall undertake a public offering of its shares, at any time after the Closing, Shareholders shall at their respective election be entitled to payment with respect to any part of their respective outstanding Put Options at the closing of such offering out of an amount equal to Thirty-Five Percent (35%) of the net proceeds of such offering, not to exceed the aggregate remaining balance due on the Put Options or $10,000,000 whichever is less. Prior to undertaking any public offering, RIGL shall deliver a Notice to Shareholders setting forth the number of shares to be offered and the net price anticipated to be received by RIGL. Put Options shall be priced at the net amount per share received by RIGL.

1.4.5 Market Share. The term "Market Share" used above shall be deemed to refer to the total number of businesses listed by American Business Information ("ABI") as of the date of this Agreement as the base year from which computations shall be made.


1.5 Line of Credit. Within fourteen days (14) of the execution of this Agreement, RIGL shall obtain a written commitment from a leading lending institution establishing an unrestricted line of credit for immediate use by TBI up to $1,000,000 (the "Line of Credit"). The Line of Credit shall be secured by the receivables of TBI, which receivables will be assigned to RIGL on terms acceptable mutually by RIGL and TBI as of the date of the execution of this Agreement. RIGL has informed TBI and Shareholders that a complete due diligence package on TBI will need to be in RIGL's possession in order to establish the Line of Credit and to secure the Royalty Balance. The due diligence package will need to contain accurate financial statements as of December 31, 1998, copies of all material contracts, including among other things the contracts with the Local Exchange Carriers which perform the billings for TBI, Articles of Incorporation, Bylaws, sufficient documentation supporting the accounts receivable and such other information as may be deemed reasonably necessary to fully understand the operations of TBI. In the event that this due diligence package is not available on the day of execution of this Agreement, then the fourteen (14) days contemplated hereunder shall not begin to run until the delivery of this information.

1.6 Closing. RIGL's purchase of TBI Stock shall take place at 2:00 p.m. on or before that date which is ninety (90) days from the date of the execution of this Agreement or thirty (30) days following approval of the RIGL shareholders, whichever shall first occur (the "Closing Date"). RIGL has informed Shareholders and Shareholders acknowledge that the RIGL shareholders must approve the transaction contemplated herein and that to acquire said approval a definitive Information Statement must be prepared and a Special Meeting of the RIGL shareholders must be called and held. The definitive Information Statement shall be filed on or before April 1, 1999. RIGL management believes that 90 days is sufficient time to acquire this approval and in all respects RIGL will use its best efforts to effect a purchase of the TBI Stock and the consummation of this Agreement. However, the definitive Information Statement is subject to review by the SEC which could delay the ability of RIGL to close the transaction on the Closing Date. In the event that RIGL has not received shareholder approval by the Closing Date, and provided that RIGL has and continues to diligently pursue approval, the Closing Date shall be extended to the second business day after said approval of RIGL's shareholders, but not beyond ten (10) days from and after the Closing Date, without the further written consent of TBI. The place of Closing within Phoenix or Scottsdale, Arizona, shall be mutually agreed upon by the parties at least 24 hours prior to Closing.

1.7 Delivery of Certificates. At the Closing, Shareholders shall deliver to RIGL, TBI certificates (duly endorsed for transfer to RIGL) for the TBI Stock, free and clear of any liens, security interests or other encumbrances in exchange for the Purchase Price as above described.

1.8 Structure as of the Closing. Effective as of the Closing, TBI shall be a wholly-owned subsidiary of RIGL.

1.9 Registration Rights. Following the Closing, and in the event that RIGL shall undertake a registration of any of its shares of stock for any reason whatsoever, then Shareholders shall be entitled to piggy-back up to Twenty-Five Percent (25%) of its shares then held in said registration without registration or other costs and expenses except for the payment of brokerage commissions for shares sold by the Shareholders. Prior to any registration of any portion of the Purchase Price, RIGL shall deliver a notice to Shareholders setting forth the purpose of the registration of shares, and the number of shares being registered.

1.10 Further Assurances. If, at any time after the date hereof, RIGL shall be advised that any further assignments or assurances or any other acts or things are reasonably necessary to vest, perfect, confirm or record, in or to RIGL the title to the TBI Stock, TBI and/or Shareholders shall execute and deliver all such assignments, deeds, endorsements and assurances, and do such other reasonable things as may be requested by the Board of Directors of RIGL as are necessary or proper to vest, perfect or confirm title to the TBI Stock, and otherwise carry out the purposes of this Agreement.

1.11 Collateral Shares. Within 48 hours of the execution of this Agreement, RIGL shall execute and deliver to Shareholders, an aggregate of Two Million (2,000,000) shares of RIGL Common Stock, ("Collateral Shares"), One Million One Hundred Thousand (1,100,000) shares in the name of Morris & Miller, Ltd., and Nine Hundred Thousand (900,000) shares in the name of Mathew & Markson, Ltd. both duly registered on the transfer books of RIGL, and all of the Collateral Shares shall be deemed to have been duly issued, fully paid, non assessable, and without any trading restrictions, other than those placed on investment securities as prescribed by the rules and regulations of the Securities and Exchange Commission at the time of delivery, it being the intention of the parties hereto that in the event, for any reason other than the intervention of any governmental agency, or other than the failure of RIGL in good faith to secure and deposit the Royalty Balance, RIGL shall fail or refuse to comply with the provisions of this Agreement and consummate this transaction, the rights of TBI and the Shareholders to sue for damages or specific performance are hereby waived, and their rights shall be limited to the receipt of the Collateral Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF RIGL

RIGL hereby represents and warrants to Shareholders as follows:

2.1 Organization and Qualification. RIGL is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power to carry on its business as now conducted and presently proposed to be conducted.

2.2 Authority Relative to This Agreement. RIGL has the requisite corporate power and authority to enter into this Agreement to carry out its obligations hereunder. The execution and delivery of this Agreement by RIGL and the consummation by RIGL of the transactions contemplated hereby have been duly authorized by the Board of Directors of RIGL, and no other corporate proceedings on the part of RIGL are necessary to authorize this Agreement and such transactions, except the approval of the shareholders of RIGL pursuant to
Section 6.3.3 below. This Agreement has been duly executed and delivered by RIGL and constitutes a valid and binding obligation of RIGL, enforceable in accordance with its terms.

2.3 Consents and Approvals; No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a default under any provision of:

2.3.1    RIGL's Articles of Incorporation or Bylaws;

2.3.2    any agreement, arrangement or understanding to which RIGL is a party;

2.3.3    any license, franchise or permit to which RIGL is a party; or

2.3.4 any law, regulation, order, judgment or decree, which would be violated or breached, or in respect of which a right of termination or acceleration or any encumbrance on any of RIGL's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.

2.3.5 Other than in connection with or in compliance with the corporation laws of the States of Nevada and Arizona, and the rules and regulations of the NASD, or U.S. Securities Laws or Blue Sky Laws, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of RIGL for the consummation by RIGL of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of RIGL and its subsidiaries, taken as a whole.
2.4 Capitalization of RIGL. The authorized equity capitalization of RIGL consists of 50,000,000 shares of RIGL common stock, $.001 par value per share and 15,000,000 shares of preferred stock. The current number of shares issued and outstanding and issuable under options, warrants, conversion privileges or other rights, agreements, arrangements or commitments are set forth on Exhibit "A" attached hereto, and incorporated herein by reference.

2.5 SEC Filings. RIGL has previously delivered to Shareholders copies of all reports filed by RIGL with the SEC since September 30, 1998, which constitute all reports required to be filed by RIGL with the SEC since such date. As of their respective dates, the documents and reports referred to above did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RIGL included in such documents and reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects according to generally accepted accounting principles, the financial position of RIGL as of the date thereof and the results of its operations and its cash flows for the period then ended, in the case of the unaudited interim financial statements subject to normal year-end audit adjustments and the absence of complete footnote disclosures all required SEC reports since September 30, 1998 have been timely filed.

2.6 Absence of Undisclosed Liabilities. RIGL does not have any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except:

2.6.1 obligations under contracts or commitments (but not liabilities for breaches thereof);

2.6.2 liabilities or reserves reflected on the consolidated balance sheet dated September 30, 1998 (the "Balance Sheet");

2.6.3 liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit);

2.6.4 liabilities otherwise specifically disclosed in the documents and reports described in Section 2.5 hereof; and

2.6.5    liabilities incurred for financings related to this Agreement.

2.7 No Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the assets, financial condition, operating results, customer, distributor, employee or supplier relations or business condition of RIGL.

2.8 Compliance With Laws; Permits; Certain Operations. RIGL, and its respective officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations which affect the businesses or any owned or leased properties of RIGL and to which RIGL may be subject, and no claims have been filed against RIGL alleging a violation of any such laws or regulations, except as described in the documents and reports identified in Section 2.5 above. RIGL has not authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder RIGL in connection with any actual or proposed transaction. RIGL holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business or the ownership or leasing of their respective properties. In particular, but without limiting the generality of the foregoing, RIGL has not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

2.9 Disclosure. Neither this Agreement nor any of the documents delivered hereunder by RIGL contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Shareholders of which any officer or director of RIGL is aware which materially affects adversely or could reasonably be anticipated to materially affect the business, including operating results, assets, customer, distributor, supplier or employee relations, or business condition, of RIGL.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Shareholders represent and warrant to RIGL that:

3.1 Organization and Qualification. TBI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of TBI's Articles of Incorporation and Bylaws which have been furnished by TBI to RIGL prior to the date of this Agreement reflect all amendments made thereto and are correct and complete. TBI is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be qualified, other than where the failure to so qualify will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI.

3.2 Authority Relative to This Agreement. Shareholders have the full power and authority to execute and deliver this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by Shareholders, and no other proceedings are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Shareholders and constitutes a valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms.

3.3 Consents and Approvals; No Violation. Except as disclosed under the caption "Consents and Approvals" in the disclosure from TBI to RIGL of even date herewith (the "Disclosure Letter"), the execution, and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a default under any provision of:

3.3.1     TBI's Articles of Incorporation or Bylaws;

3.3.2     any agreement, arrangement or understanding to which TBI is a party;
3.3.3    any license, franchise or permit to which TBI is a party; or

3.3.4 any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of TBI's assets would be created, other than any such breaches or violations that will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI. Other than in connection with or in compliance with the corporation laws of its state of incorporation, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of TBI or Shareholders to allow Shareholders to consummate the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of TBI.

3.4 Capitalization. The authorized equity capitalization of TBI consists of 25,000 shares of TBI Stock. As of the date hereof, 2,000 shares of the TBI Stock are issued and outstanding, all of which shares are validly issued, fully paid and non-assessable; and owned beneficially and of record by Shareholders. Except as disclosed under the caption "Capitalization" in the Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating TBI to issue or sell any shares of capital stock of TBI or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of TBI, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of TBI (collectively, "TBI Options"). Other than as set forth in this Agreement, Shareholders are not entitled to any preemptive, registration or other similar rights. At or prior to the Closing, all TBI Options will be repurchased, satisfied or otherwise canceled or terminated without payment of any sum, or the incurrence of any liability for future payment of any sum, by TBI. As of the Closing, RIGL will own of record and beneficially the TBI Stock, free and clear of all liens, security interests or other encumbrances, shareholder agreements or voting trusts, and there will not be outstanding any subscriptions, warrants, options or rights to which any person is or may be entitled to purchase or otherwise acquire any capital stock of TBI.

3.5 No Subsidiaries. Except as otherwise disclosed in the Disclosure Letter under the caption "Subsidiaries", TBI does not directly or indirectly have any material investment in any other corporation, partnership, joint venture or other business association or entity, and is not subject to any obligation or requirement to provide for or to make any investment (by loan, capital contribution or otherwise) in any entity.

3.6 Financial Statements. Shareholders have caused to be delivered to RIGL the following financial statements of TBI:

3.6.1    unaudited balance sheets at December 31, 1998; and

3.6.2 unaudited statements of income, retained earnings and cash flows for the year ended December 31, 1998. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of TBI as of the dates thereof and the results of its operations and its cash flows for the periods then ended. TBI's unaudited balance sheet as of December 31, 1998 and TBI's unaudited statements of income, retained earnings and cash flows for the year ended December 31, 1998 are hereinafter collectively referred to as the "December 31, 1998 Financial Statements."

3.7 Absence of Undisclosed Liabilities. TBI does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions heretofore entered into, or any action or inaction, or any state of facts existing, including taxes with respect to or based upon transactions or events heretofore occurring, except as set forth in the Disclosure Letter.

3.7.1 obligations under contracts or commitments described in the Disclosure Letter under the caption "Contracts", or under contracts or commitments which are not required to be disclosed thereunder (but not liabilities for breaches thereof);

3.7.2 liabilities or reserves reflected on the balance sheet included in the December 31, 1998 Financial Statements;

3.7.3 liabilities which have arisen after the date of the balance sheet included in the December 31, 1998 Financial Statements in the ordinary course of business (none of which is an uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and

3.7.4 liabilities otherwise specifically disclosed in this Agreement or in the Disclosure Letter.

3.8 No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the financial condition, properties, business, operations, results of operations, or customer, distributor, sales representative, employee or supplier relations, of TBI.

3.9 Absence of Certain Developments. Except as set forth under the caption "Developments" in the Disclosure Letter, since December 31, 1998, TBI has not:

3.9.1 Redeemed or purchased, directly or indirectly, any shares of its capital stock, or declared or paid any dividends or distributions with respect to any shares of its capital stock.

3.9.2 Other than upon the repurchase or other satisfaction of the TBI Options pursuant to Section 3.4, issued or sold any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities.

3.9.3 Borrowed any amount or incurred or become subject to any material liability, except current liabilities incurred in the ordinary course of business.

3.9.4 Discharged or satisfied any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business.

3.9.5 Mortgaged, pledged or subjected to any lien, charge or other encumbrance, any of its assets with a fair market value in excess of $10,000, except liens for current property taxes not yet due and payable.

3.9.6 Sold, assigned or transferred (including without limitation transfers to any employees, shareholder or affiliates of TBI) any tangible assets in excess of $10,000, except in the ordinary course of business, or canceled any debts or claims in excess of $10,000.

3.9.7 Sold, assigned or transferred (including without limitation transfers to any employees, shareholder or affiliates of TBI) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business, or disclosed any proprietary confidential information to any person other than RIGL or employees or agents of TBI.

3.9.8 Suffered any extraordinary loss or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice.

3.9.9 Taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any Insider (as defined in Section 3.21), in each case involving in excess of $10,000.

3.9.10 Suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance.

3.9.11 Other than in the ordinary course of business and consistent with past practice, made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $25,000 per year, group of employees or consultant, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement.

3.9.12 Paid, accrued or agreed to pay in the future any sum under TBI's profitsharing plan.

3.9.13 Made any capital expenditures or commitments therefor that in the aggregate exceeded $50,000 other than in the ordinary course of business.

3.9.14 Made any loans or advances to, or guarantees for the benefit of, any persons that in the aggregate exceeded $10,000.

3.9.15 Made charitable contributions or pledges which in the aggregate exceeded $10,000.

3.10 Title to Properties. TBI owns good and marketable title to the tangible properties and tangible assets reflected on the balance sheet included in the December 31, 1998 Financial Statements or acquired since the date thereof, free and clear of all liens and encumbrances, except for

3.10.1   liens for current taxes not yet due and payable,

3.10.2 liens set forth under the caption "Real Estate" in the Disclosure Letter, and

3.10.3 the properties subject to the leases set forth under the caption "Leases" in the Disclosure Letter.

3.11 Accounts Receivable. To the best of TBI's knowledge and belief, TBI's notes and accounts receivable recorded on the balance sheet included in the December 31, 1998 Financial Statements and those arising since the date thereof are valid receivables and are collectible in accordance with their terms, net of the reserves recorded on such balance sheet or thereafter, subject to no valid counterclaims or setoffs, but neither TBI nor the Shareholders shall be deemed a guarantor of such receivables. All reserves for notes and accounts receivable are established in accordance with generally accepted accounting principles applied consistently with prior periods.

3.12 Inventories. Except as set forth under the caption "Inventory" in the Disclosure Letter, the inventories of TBI recorded on the balance sheet included in the December 31, 1998 Financial Statements, and the inventory created or purchased since the date thereof, consists of a quantity and quality usable and salable in the ordinary course of business, net of the reserves recorded on the balance sheet or thereafter, is not slow-moving as determined in accordance with past practices, obsolete or damaged, and is not defective. All reserves for inventory were established in accordance with generally accepted accounting principles applied consistently with prior periods.

3.13 Tax Matters. Except as set forth under the caption "Tax Matters" in the Disclosure Letter, TBI has filed all federal, foreign, state, county and local income, excise, property, sales and other tax returns which are required to be filed by it, and all such returns are true and correct in all material respects; all taxes due and payable by TBI has been paid; the liability for taxes on the balance sheet included in the December 31, 1998 Financial Statements fully reflects TBI's obligations for taxes as of such date, and TBI's provisions for taxes in such balance sheet are sufficient for all accrued and unpaid taxes as of the date of such balance sheet; TBI has paid all taxes due and payable or which it is obligated to withhold from amounts owing to any employee, creditor, independent contractor, shareholder or other third party; TBI has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no unresolved questions or claims concerning the tax liability of TBI. TBI has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). No claim has ever been made by an authority in a jurisdiction where TBI did not file tax returns that they are or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of TBI that arose in connection with any failure (or alleged failure) to pay any tax. TBI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662.

3.14     Contracts and Commitments.

3.14.1 Except as set forth under the caption "Contracts" in the Disclosure Letter or otherwise disclosed in this Agreement, TBI is not a party to any (i) collective bargaining agreement or contract with any labor union, (ii) bonus, pension, profit sharing, retirement, or other form of deferred compensation plan, (iii) hospitalization insurance or similar plan or practice, whether formal or informal, (iv) contract for the employment of any officer, individual employee, or other person on a full time or consulting basis or relative to severance pay for any such person, (v) agreement or indenture relating to the borrowing of money in excess of $10,000 or to mortgaging, pledging or otherwise placing a lien on any of the assets of TBI, (vi) guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection, (vii) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, with aggregate remaining rental payments in excess of $10,000,
(viii) contract or group of related contracts with the same party for the purchase of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $25,000, (ix) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $25,000, (x) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, other than contracts terminable by it on thirty days' or less notice without penalty or involving less than $25,000,
(xi) contract which prohibits TBI from freely engaging in business anywhere in the world, (xii) sales representative or distribution agreement, or any other contract relating to the sale or distribution of TBI's products, (xiii) contract, agreement or understanding with any Insider, (xiv) license agreement or other agreement providing for the payment or receipt of royalties or other compensation by or to TBI, or (xv) other agreement material to TBI's business or not entered into in the ordinary course of business.

3.14.2 Except as specifically disclosed under the caption "Contracts" in the Disclosure Letter, (i) to the knowledge of Shareholders, no contract or commitment required to be disclosed under such caption has been breached or canceled by the other party, (ii) since December 31, 1998, no customer or supplier has notified TBI that it will stop or materially decrease the rate of business done with TBI, except for changes in the ordinary course of TBI's business, (iii) TBI has performed in all material respects all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed under such caption and is not in receipt of any written claim of default under any contract or commitment required to be disclosed under such caption, and (iv) TBI has no present expectation or intention of not fully performing any obligation pursuant to any contract or commitment set forth under such caption.

3.14.3 Prior to the date of this Agreement, RIGL has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption "Contracts" in the Disclosure Letter, together with all amendments, waivers or other changes thereto.

3.15     Proprietary Rights.

3.15.1 Except as set forth under the caption "Proprietary Rights" in the Disclosure Letter, there are no patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets or other proprietary rights owned by TBI or necessary to the conduct of TBI's business as now conducted. TBI owns and possesses all rights, titles and interest, or a valid license, in and to the proprietary rights set forth under such caption.

3.15.2 The Disclosure Letter describes under such caption all Proprietary Rights which have been licensed to third parties and those Proprietary Rights which are licensed from third parties. TBI has taken all necessary action to protect the proprietary rights set forth under such caption. TBI has not received any written notice of, nor are Shareholders aware of any facts which indicate a probable likelihood of, any infringement, misappropriation, or conflict from any third party with respect to TBI's proprietary rights; TBI has not infringed, misapprpriated or otherwise conflicted with any proprietary rights of any third parties, nor are Shareholders aware of any infringement, misappropriation or conflict which will occur in the continued operation of TBI; and no written claim by any third party contesting the validity of any proprietary rights listed under such caption has been made, is currently outstanding, or, to the knowledge of Shareholders, is threatened.

3.16 Litigation. Except as set forth under the caption "Litigation" in the Disclosure Letter, there are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of Shareholders, threatened against TBI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no material basis known to Shareholders for any of the foregoing.

3.17 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of TBI or Shareholders.

3.18 Employment Matters. TBI has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. TBI has no material labor relations problems pending, its labor relations are satisfactory and no key executive employee of TBI and no group of TBI's employees have notified TBI of any plans to terminate his or its employment.

3.19     Employee Benefit Plans.

3.19.1 With respect to all employees and former employees of TBI, except as set forth under the caption "Employee Benefits" in the Disclosure Letter, TBI does not presently maintain, contribute to or have any liability (including current or potential multi-employer plan withdrawal liability) under any (i) non-qualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
(ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit pension plan or arrangement which is an employee pension benefit plan, (iv) "multi-employer plan" as such term is defined in Section 3(37) of ERISA, (v) unfunded or funded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees which is an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA, (vi) profit-sharing or other similar plan, or (vii) any other employee welfare benefit plan.

3.19.2 With respect to each of the employee benefit plans listed in the Disclosure Letter, Shareholders have furnished to RIGL true and complete copies of (i) the plan documents and summary plan description, (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the latest actuarial valuation, (iv) the latest financial statement, (v) the last Form 5500 Annual Report, and (vi) all related trust agreements, insurance contracts or other funding agreements which implement such employee benefit plan. Neither TBI nor any of its directors, officers, employees or any other "fiduciary", as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

3.19.3 With respect to the insurance contracts or funding agreements which implement any of the employee benefit plans listed in the Disclosure Letter, such insurance contracts or funding agreements are fully insured or the reserves under such contracts are sufficient to pay claims incurred.

3.20 Insurance. The Disclosure Letter, under the caption "Insurance", lists and briefly describes each insurance policy maintained by TBI with respect to its properties and assets and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and TBI is not in default in any material respect with respect to its obligations under any of such insurance policies. The insurance coverage of TBI is customary for corporations of similar size engaged in similar lines of businesses.

3.21 Affiliate Transactions. Except as set forth under the caption "Affiliate Transactions" in the Disclosure Letter, no holder of 5% or more of any class of stock of TBI, officer or director of TBI or, to Shareholders' knowledge, any member of the immediate family of Shareholders, officer or director, or, to Shareholders' knowledge, any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with TBI (other than at-will employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of TBI. For purposes of the preceding sentence, the members of the immediate family of Shareholders, officer or director consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of Shareholders, officer or director.

3.22 Customers and Suppliers. The Disclosure Letter, under the caption "Customers and Suppliers," lists the 10 largest customers and 10 largest suppliers of TBI for 1998, and sets forth opposite the name of each such customer and supplier the approximate percentage of net sales or purchases, as the case may be, attributable to such customer or supplier. The Disclosure Letter also sets forth the forecast of the 10 largest customers and suppliers for 1999.

3.23 Officers and Directors; Bank Accounts. The Disclosure Letter, under the caption "Officers and Directors," lists all officers and directors of TBI, all of TBI's bank accounts, and each authorized signer on such accounts.

3.24 Compliance with Laws; Permits; Certain Operations. TBI and its officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the businesses or any owned or leased properties of TBI and to which TBI may be subject, and no claims have been filed against TBI alleging a violation of any such laws or regulations, except as set forth in the Disclosure Letter under the caption "Compliance." TBI has not authorized, given or agreed to give any money, gift or similar benefit (other than incidental gifts of articles of nominal value) to any actual or potential distributor, customer, supplier, governmental employee or any other person in a position to assist or hinder TBI in connection with any actual or proposed transaction. TBI holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conducts of its business or the ownership or leasing of its property. In particular, but without limiting the generality of the foregoing, TBI has not in any material respect violated, or received a written notice or charge asserting any violation of, any laws pertaining to occupational health or safety or the environment (including rules and regulations thereunder).

3.25 Year 2000 Issue. TBI's data systems are functionally operable through the ACCESS Software Program and the Year 2000 issue will not materially affect future financial results, or cause reported financial information to necessarily be inherently unreliable as a result of the Year 2000 issue. With regard to TBI's proprietary software, TBI has undertaken to test its application(s) which revealed that no modifications or replacements to significant portions of its software will be required in order for the software to run properly after December 31, 1999. TBI has determined that it has no material exposure to contingencies related to the Year 2000 issue.

3.26 Disclosure. Neither this Agreement, nor any other documents delivered hereunder by Shareholders nor the Disclosure Letter contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which the were made, not misleading, and there is no fact which has not been disclosed to RIGL of which Shareholders are aware which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer, distributor, supplier or employee relations, and business operations, of TBI.

ARTICLE IV

CONDUCT OF BUSINESS PRIOR TO THE CLOSING

4.1 Conduct of Business Prior to the Closing. Prior to the Closing, unless RIGL has otherwise consented (such consent shall not be withheld unreasonably), or as otherwise provided herein, Shareholders shall cause TBI to take the following actions:

4.1.1 TBI shall continue to conduct operations in the ordinary and usual course of business, and maintain their facilities in their current condition.

4.1.2 TBI shall refrain from: (A) issuing, selling, pledging, disposing of or encumbering (i) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, or (ii) any of its assets, except in the ordinary course of business; (B) amending or proposing to amend its Articles of Incorporation or Bylaws; (C) splitting, combining or reclassifying any outstanding shares of TBI's common stock, or declaring or paying any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of TBI's common stock; (D) redeeming, purchasing or acquiring or offering to acquire any shares of TBI's common stock; (E) acquiring (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (F) incurring any indebtedness for borrowed money or issuing any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (G) making any payment under promissory notes to any employee of TBI, or (H) entering into or proposing to enter into or modifying or proposing to modify in any material respect any material agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1.2.

4.1.3 Except in the ordinary course and consistent with past practice, TBI shall refrain from entering into or modifying any employment, severance or similar agreements or arrangements with, or granting any bonuses, salary increases, severance or termination pay to, any officers, directors, employees or consultants.

4.1.4 Except as required by law, TBI shall refrain from adopting or amending any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any director.

4.1.5 TBI will use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

4.1.6 TBI shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; confer on a regular and frequent basis with representatives of RIGL and report operational matters and the general status of ongoing operations to RIGL; refrain from taking any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at, or at any time prior to, the Closing Date; after discovery by TBI, notify RIGL of any emergency or other change in the normal course of its business or in the operation of its property and of any governmental or third party complaints, investigations or hearings known to TBI (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of TBI or Shareholders' ability to consummate the transactions contemplated by this Agreement; and notify RIGL if Shareholders discover that any representation or warranty made by them in this Agreement was when made, or has subsequently become, untrue in any material respect.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings.

5.2 Notification of Certain Matters. Each party will give prompt written notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure has caused, will cause or is likely to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any material respect at, or at any time prior to, the Closing Date, and (b) any material failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.3 Director and Officer Indemnification; Liability Insurance. RIGL agrees that it will cause TBI to maintain in effect, for a period of at least two years following the Closing Date, the rights to indemnification existing as of the Closing Date under TBI's Bylaws in favor of its directors and officers and, for a period of two years following the Closing Date, liability insurance for TBI's officers and directors substantially equivalent to that maintained by RIGL for its officers and directors. Any determination required to be made with respect to whether an indemnified party's conduct complies with the standards set forth under the Bylaws or applicable liability insurance policies will be made by independent counsel selected by RIGL and TBI, which said person shall be a retired Maricopa County Superior Court Judge.

5.4 Access to Information; Confidentiality. At all times from the date hereof to the Closing Date: (a) RIGL shall afford the officers, employees, accountants, counsel and other representatives of Shareholders access to all of the properties, books, contracts, commitments and records of RIGL; and (b) Shareholders shall cause TBI to afford the officers, employees, accountants, counsel and other representatives of RIGL access to all of the properties, books, contracts, commitments and records of TBI. Further, at all times from the date hereof to the Closing Date, RIGL on the one hand, and Shareholders and TBI on the other hand, shall promptly furnish to the other (i) a copy of each report, schedule, registration statement or other document filed or received by it during such period pursuant to the requirements of applicable securities laws, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and will not use such information other than to evaluate the other party in conjunction with the transactions contemplated by this Agreement. Additionally, in the event of termination of this Agreement for any reason, each party (x) will promptly return all nonpublic documents obtained from the other party, and (y) will refrain from the use or disclosure of any such confidential information provided hereunder. Subject to the limitations above, in the event of a termination of this Agreement for any reason, each party shall be precluded from developing or offering products or services competitive with those of the other parties for a period of one year following such termination, within the continental United States of America.

ARTICLE VI

CLOSING

6.1 Conditions of Each Party to Effect the Closing. The respective obligations of each party to perform at the Closing shall be subject to the fulfillment at or prior to the Closing of the following conditions:

6.1.1 Shareholders and RIGL shall have obtained all consents and approvals necessary to the consummation of this Agreement and the transactions contemplated hereby.

6.1.2 There shall be no action, proceeding or pending or actual litigation to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement.

6.1.3 No party hereto will have terminated this Agreement as permitted herein.

6.2 Additional Conditions to Obligations of Shareholders. Shareholders' obligation to perform at the Closing is also subject to satisfaction of the following condition: The representations and warranties of RIGL set forth in
ARTICLE III will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date, and RIGL will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

6.2.1 There will have been no material adverse change in the financial condition, liabilities, operation results, business prospects, assets, or employee customer, licensor or supplier relations of TBI, and there will have been no damage, destruction or loss, individually or in the aggregate, which materially and adversely affects the properties, assets or business of TBI (whether or not covered by insurance).

6.3 Additional Conditions to Obligations of RIGL. RIGL's obligations to perform at the Closing are also subject to satisfactions of each of the following conditions:

6.3.1 Each of the representations and warranties of Shareholders contained in this Agreement will be true and correct as of the Closing Date as if made at and as of the Closing Date, and Shareholders will in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by them hereunder at or prior to the Closing.

6.3.2 There will have been no material adverse change in the financial condition, liabilities, operating results, business prospects, assets, or employee, customer, licensor or supplier relations of TBI, and there will have been no damage, destruction or loss, individually or in the aggregate, which materially and adversely affects the properties, assets or business of TBI (whether or not covered by insurance).

6.3.3 The shareholders of RIGL shall have approved the transaction contemplated herein pursuant to a special shareholders meeting to be called by the Board of Directors of RIGL at the earliest time permissible under Nevada law.


ARTICLE VII

REMEDIES

7.1 Termination. In the event of any breach of the terms, conditions, representations and/or warranties by either of the parties hereto, the non-breaching party shall provide written notice to the breaching party setting forth the breach. If such breach is not cured within fifteen (15) days of receipt of such written notice by the breaching party, the non-breaching party shall have the right to terminate the Agreement and pursue any and all remedies available to it in law or in equity.

7.2 Costs and Fees. If either party hereto breaches any term of this Agreement, the breaching party agrees to pay the reasonable investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript copies, court costs and other costs and expenses incurred by the non-breaching party in enforcing this Agreement or preparing for legal or other proceedings, whether or not instituted, but only to the extent that the costs and expenses were reasonably required for the services rendered and all charges therefore were paid or incurred in good faith. The reasonable value of all in-house counsel time spent as a result of outside counsel. If any legal or other proceedings are instituted, the party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other party, and if any judgment is secured by such prevailing party, all such costs, expenses, and fees shall be included in such judgment, attorneys' fees to be set by the court and not by the jury.

7.3 Waiver. Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by any of the parties hereto of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.
ARTICLE VIII

MISCELLANEOUS

8.1 Publicity. All press releases and other public announcements regarding this Agreement and the transactions contemplated hereby will be mutually approved by RIGL and TBI unless otherwise required by law, in which event each party will use best efforts to enable the other party to review, prior to dissemination, the form and substance of such announcements.

8.2 Entire Agreement; Amendments; Further Assurances. This Agreement, including any documents delivered hereunder or ancillary hereto, constitutes the entire agreement of the parties pertaining to the subject matter hereof and supersedes all prior agreements or understandings of the parties. This Agreement may only be amended by a writing signed by all of the parties hereto, but any party hereto can waive any right, condition or agreement of which it is entitled to avail itself, but any such waiver will apply only to the circumstances involved and only if it is in writing. Each party agrees to execute and deliver any other documents and take any other actions necessary to carry out the terms of this Agreement and to consummate the transactions contemplated herein.

8.3 Successors. Neither this Agreement nor any right, remedy, obligation or liability hereunder may be assigned by any party without the prior written consent of the other parties, except that the rights and obligations of any party who is an individual may pass to his estate upon his death. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. TBI and/or Shareholders shall have the right to freely transfer, sell and assign their RIGL shares provided that no state or federal securities laws are violated.

8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or if delivered by facsimile (in the latter case, with a copy delivered by first class mail as described below), the next business day if by express mail (overnight delivery) or three days after being sent by registered or certified mail, return receipt requested, postage prepaid:

If to RIGL:          RIGL Corporation
                     4840 E. Jasmine Street, Suite 105
                     Mesa, Arizona  85205
                     Attention: William D. O'Neal, Esq., General Counsel
                     Facsimile:  (602) 654-9727

If to TBI:           Telco Billing, Inc.
                     9420 E. Doubletree Ranch Road, Suite C-102
                     Scottsdale, Arizona 85258-5508
                     Attention: Joseph Carlson, President
                     Facsimile: 1-800-305-1515

With a Copy to:      Burton M. Bentley, Esq.
                     7878 North 16th Street, Suite 110
                     Phoenix, Arizona 85020
                     Facsimile: 1-602-861-3230

or at such other address for a party as shall be specified by notice hereunder.

8.5 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of law principles; provided, however, that all matters pertaining exclusively to the corporate governance of a party will be governed by the laws of the state or province of its incorporation. In the event that any provision hereof is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement, the remaining provisions shall be construed to preserve the intent and purposes of this Agreement and the parties will negotiate in good faith to modify the provision, covenant, term or restriction held to be invalid, void or illegal to preserve each party's anticipated benefits under this Agreement.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Interpretation. This Agreement has been prepared and negotiations in connection herewith have been carried on by the joint efforts of the parties hereto and their respective counsel. This Agreement is to be construed fairly and not strictly for or against any of the parties hereto. The Articles and Section headings contained in this Agreement are for convenience of reference only, and shall not effect the meaning or interpretation of any provision hereof. As used in this Agreement, the masculine, feminine and neuter genders will be deemed to include the others if the context requires.

8.8 Disclosure Generally. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The inclusion of any information in any written disclosure provided hereunder shall not be deemed to be an admission or acknowledgment by a party, in and of itself, that such information is material to or outside of the ordinary course of the business of such party. Any written information provided by TBI hereunder shall be divided into paragraphs corresponding to the sections of this Agreement. TBI's written information shall constitute disclosure for purposes of all other paragraphs thereof.

8.9 Survival of Representations and Warranties. The representations and warranties of the parties shall survive the Closing for a period of 12 months from the Closing Date.

8.10 Fees and Expenses. The parties shall bear their own fees and expenses in connection with this Agreement.

Dated on March 19, 1999

RIGL:

RIGL CORPORATION, a Nevada corporation

By ________/s/____________
   KEVIN JONES
   Its: President

TBI:

TELCO BILLING, INC. a Nevada corporation

By ________/s/____________
   JOSEPH CARLSON
   Its: President

SHAREHOLDERS:

Morris & Miller, Ltd.,
_____________________

By _________/s/_______
   DENNIS MILLER
   Its: Agent


Matthew & Markson, Ltd.
______________________


By ______/s/___________
   WILLIAM C. COOPER
   Its: Director

EXHIBIT B

RIGL WARRANTS AND OPTIONS
__________________________

1. Effective October 22, 1997 warrants were issued to existing stockholders to acquire 2,666,920 Common Stock at a price of $2.00 per share and 750,000 Common Stock at a price of $2.30 per share. The warrants expire on October 30, 1999. RIGL granted certain of its executive officers and other individuals options to purchase shares of RIGL's Common Stock. At September 30, 1998, options to purchase 1,125,474 shares of Common Stock were outstanding.

2. There are currently 2.5 million share of Class B Series Preferred Stock authorized and 2.1 million shares issued.